Press Release For immediate release Aimee Partin, Investor Relations Graham Galt, Media Relations 404-724-4248 404-439-3070

Invesco Reports Results for the Three Months Ended June 30, 2020
Atlanta, July 28, 2020 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended June 30, 2020.

Flows	long-term net outflows of $14.2 billion compared to $19.1 billion in Q1-20
AUM	ending AUM increased 8.7% to $1,145.2 billion compared to $1,053.4 billion in Q1-20 average AUM decreased 4.9% to $1,118.7 billion compared to $1,176.3 billion in Q1-20
Operating margin	decreased to 8.3% compared to 19.8% in Q1-20 adjusted operating margin(1) was 34.8% compared to 36.0% in Q1-20
Diluted EPS	decreased to $0.09 compared to $0.18 in Q1-20 adjusted diluted EPS(1) was $0.35 compared to $0.34 in Q1-20
(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to their most directly comparable U.S. GAAP measures.

Update from Marty Flanagan, President and CEO

“Against the backdrop of a global pandemic, we worked hard to meet client needs by meaningfully ramping up our virtual engagement, digital platforms and thought leadership, and transforming how our employees collaborate remotely across the globe,” said Marty Flanagan, President and Chief Executive Officer of Invesco, Ltd. “These efforts, combined with strong investment performance in high-demand capabilities, led to improved flow fundamentals in the quarter.
“Our institutional pipeline has grown to record levels. Our Solutions capability enabled more than 50% of this pipeline, created wins in customized mandates during the quarter and continues to drive positive conversations with clients. Long-term flows into Fixed Income capabilities were strong. Long-term flows in EMEA turned positive in the quarter, and we continue to see net inflows in Asia Pacific.
“As markets began to rebound in the second quarter, AUM increased to more than $1.1 trillion. However, average AUM for the second quarter was lower than the prior quarter. Lower average AUM, combined with the mix shift into lower yielding products, negatively impacted revenues. Despite this, our financial and liquidity position improved during the second quarter through prudent expense management and the reduced common equity dividend. These steps enabled the firm to improve both debt and cash balances, consistent with our longer-term objectives.
“Invesco has built a global, diversified business with the depth, breadth and resiliency to deliver positive outcomes to clients through various market cycles. We had the foresight and discipline to invest in several macro trends that are shaping the future of our industry. As a result, we are now well positioned in areas of high demand with the majority of our investment capabilities aligned with key future growth areas, a significant and growing Solutions effort, and leadership positions in alternatives, ETFs, fixed income, factors and emerging market capabilities as well as in the fast-growing China market. We remain focused on meeting the needs of our clients in a challenging market environment while running a disciplined business and working toward a return to organic growth.
“Lastly and importantly, Invesco is committed to addressing long-standing racial inequities that became the focus of protests worldwide during the quarter. In support of the Black Lives Matter movement, we further strengthened our commitment to addressing social injustice by deepening our understanding on this topic; driving progress in our communities; and further expanding diversity and inclusion efforts across our global firm. As an example of our efforts, we supported the Metro Atlanta Chamber of Commerce efforts to pass hate crime legislation in Georgia, which was recently signed by the governor, and took other steps to address systemic racism in our communities.”

Net flows:

Net flows: Long-term net outflows were $14.2 billion for the second quarter, which was an improvement in long-term net flows of 25.7% from the first quarter. Our retail channel was the primary driver of improvement in long-term net flows during the quarter, moving from outflows of $30.3 billion in the first quarter to outflows of $14.6 billion in the second quarter. Areas of strength include long-term net inflows of $6.0 billion into fixed income products, contributing to inflows in our Asia-Pacific and EMEA regions.

We saw outflows of $6.6 billion from institutional money market funds and $8.7 billion from non-management fee earning AUM during the quarter. Net market gains and foreign exchange rate movements led to increases of $117.7 billion and $1.8 billion in AUM, respectively, during the second quarter. Ending AUM was up 8.7% from the first quarter, while average AUM decreased 4.9% during the second quarter as a result of the continued impact of market volatility from March through June 2020 related to the COVID-19 pandemic.

Summary of net flows (in billions)	Q2-20	Q1-20	Q2-19
Active	$(13.4)	$(20.6)	$(8.5)
Passive	(0.8)	1.5	4.6
Long-term net flows	(14.2)	(19.1)	(3.9)
Non-management fee earning AUM	(8.7)	(9.3)	3.7
Institutional money market	(6.6)	26.3	(4.3)
Total net flows	$(29.5)	$(2.1)	$(4.5)

Annualized long-term organic growth rate (1)	(6.5)%	(8.0)%	(1.8)%

(1) Annualized long-term organic growth rate is calculated using long-term net flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes institutional money market and non-management fee earning AUM.

Second Quarter Highlights:

Financial Results	Q2-20		Q1-20		Q2-20 vs. Q1-20	Q2-19		Q2-20 vs. Q2-19
U.S. GAAP Financial Measures
Operating revenues	$1,419.0	m	$1,598.9	m	(11.3)%	$1,439.4	m	(1.4)%
Operating income	$117.1	m	$317.0	m	(63.1)%	$18.3	m	539.9%
Operating margin	8.3%		19.8%			1.3%
Net income attributable to Invesco Ltd.	$40.5	m	$81.5	m	(50.3)%	$40.1	m	1.0%
Diluted EPS	$0.09		$0.18		(50.0)%	$0.09		—%

Adjusted Financial Measures (1)
Net revenues	$1,034.3	m	$1,145.8	m	(9.7)%	$1,031.5	m	0.3%
Adjusted operating income	$359.7	m	$412.7	m	(12.8)%	$363.4	m	(1.0)%
Adjusted operating margin	34.8%		36.0%			35.2%
Adjusted net income attributable to Invesco Ltd.	$159.7	m	$155.3	m	2.8%	$280.4	m	(43.0)%
Adjusted diluted EPS	$0.35		$0.34		2.9%	$0.65		(46.2)%

Assets Under Management
Ending AUM	$1,145.2	bn	$1,053.4	bn	8.7%	$1,197.8	bn	(4.4)%
Average AUM	$1,118.7	bn	$1,176.3	bn	(4.9)%	$1,055.9	bn	5.9%

Headcount	8,717		8,757		(0.5)%	8,902		(2.1)%
(1) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 7 through 10 for a reconciliation to their most directly comparable U.S. GAAP measures.

Operating revenues and expenses: Operating revenues decreased as a result of lower average AUM and lower revenue yield during the second quarter due to market volatility experienced from March through June 2020 related to the COVID-19 pandemic. Revenues were lower by $179.9 million, which includes a decrease of $131.2 million in investment management fees and a decrease of $33.1 million in service and distribution fees. Performance fees, primarily from institutional products, were $3.5 million in the second quarter, a decrease of $1.3 million from the first quarter. Other revenues were down $14.3 million predominantly as a result of lower front-end fees.

Operating expenses increased $20.0 million in the second quarter, driven by the previously disclosed $105.3 million S&P 500 equal weight funds rebalancing correction, offset by reductions in variable and discretionary expenses. Third party distribution, service and advisory costs were down $71.1 million, linked to lower revenues in line with average AUM. Employee compensation expense increased $32.7 million primarily due to fair value increases on deferred compensation liabilities, which were partially offset by lower variable compensation and payroll taxes. Marketing expenses were down $18.3 million due to decreased advertising, client events and travel. General and administrative costs are up $82.6 million which includes the payment of the $105.3 million S&P 500 equal weight funds rebalancing correction. Offsetting decreases in general and administrative expenses include lower travel and fund launch costs.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $11.2 million, earned primarily from our joint venture in China. Other gains and losses, net was a gain of $60.0 million, which includes $56.8 million of gains related to market value changes on deferred compensation investments and $9.7 million in net investment gains on seed investments.

Other income/(expense) of consolidated investment products (CIP), net was a loss of $50.5 million primarily driven by unrealized losses on collateralized loan obligation products (CLOs). CLOs are valued on a one-month lag, therefore the losses recorded in the second quarter reflect the valuation as of May 31, 2020. The unrealized CLO losses do not provide tax benefits due to the jurisdiction of our holdings, contributing to an elevated effective tax rate for the quarter.

Diluted earnings per common share: Diluted earnings per common share decreased 50.0% to $0.09.

Adjusted diluted earnings per common share (1): Adjusted diluted earnings per common share increased 2.9% to $0.35.

(1) Adjusted diluted earnings per common share is a non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:

Cash and cash equivalents: $987.1 million at June 30, 2020 ($940.5 million at March 31, 2020).

Long-term debt: $2,407.0 million including the credit facility balance of $325.6 million as of June 30, 2020 (credit facility: $508.0 million at March 31, 2020).

Common share repurchases: During the second quarter of 2020, the company did not purchase any of its shares in the open market.

Diluted common shares outstanding (end of period): 463.2 million

Dividends paid: $73.6 million (common); $59.2 million (preferred)

Common dividends declared: The company is announcing a second quarter cash dividend of $0.155 per share to holders of common shares. The dividend is payable on September 1, 2020, to common shareholders of record at the close of business on August 14, 2020, with an ex-dividend date of August 13, 2020.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from June 1, 2020 through August 31, 2020. The preferred dividend is payable on September 1, 2020 to preferred shareholders of record at the close of business on August 17, 2020.

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. With offices in 25 countries, our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities.
For more information, visit www.invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, July 28, 2020, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Tuesday, Aug 11, 2020 at 5:00 p.m. ET by calling 1-866-373-4994 for U.S. and Canadian callers or 1-203-369-0274 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-20	Q1-20	% Change	Q2-19	% Change
Operating revenues:
Investment management fees	$1,037.1	$1,168.3	(11.2)%	$1,071.3	(3.2)%
Service and distribution fees	332.7	365.8	(9.0)%	294.1	13.1%
Performance fees	3.5	4.8	(27.1)%	15.7	(77.7)%
Other	45.7	60.0	(23.8)%	58.3	(21.6)%
Total operating revenues	1,419.0	1,598.9	(11.3)%	1,439.4	(1.4)%
Operating expenses:
Third-party distribution, service and advisory	444.0	515.1	(13.8)%	451.8	(1.7)%
Employee compensation	454.6	421.9	7.8%	421.9	7.8%
Marketing	14.4	32.7	(56.0)%	33.4	(56.9)%
Property, office and technology	128.3	130.4	(1.6)%	114.9	11.7%
General and administrative	188.9	106.3	77.7%	94.2	100.5%
Transaction, integration, and restructuring	71.7	75.5	(5.0)%	304.9	(76.5)%
Total operating expenses	1,301.9	1,281.9	1.6%	1,421.1	(8.4)%
Operating income	117.1	317.0	(63.1)%	18.3	539.9%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	11.2	16.9	(33.7)%	12.1	(7.4)%
Interest and dividend income	2.4	6.4	(62.5)%	3.9	(38.5)%
Interest expense	(34.8)	(36.3)	(4.1)%	(33.0)	5.5%
Other gains and losses, net	60.0	(106.5)	N/A	24.1	149.0%
Other income/(expense) of CIP, net	(50.5)	(20.1)	151.2%	51.1	N/A
Income before income taxes	105.4	177.4	(40.6)%	76.5	37.8%
Income tax provision	(43.4)	(57.4)	(24.4)%	(14.5)	199.3%
Net income	62.0	120.0	(48.3)%	62.0	—%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	37.7	20.7	82.1%	(21.9)	N/A
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	—	N/A
Net income attributable to Invesco Ltd.	$40.5	$81.5	(50.3)%	$40.1	1.0%

Earnings per common share:
---basic	$0.09	$0.18	(50.0)%	$0.09	—%
---diluted	$0.09	$0.18	(50.0)%	$0.09	—%

Average common shares outstanding:
---basic	460.1	455.7	1.0%	431.6	6.6%
---diluted	463.1	458.9	0.9%	433.8	6.8%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts and assist the Board of Directors and management in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

in millions	Q2-20	Q1-20	Q2-19
Operating revenues, U.S. GAAP basis	$1,419.0	$1,598.9	$1,439.4
Invesco Great Wall	48.8	53.1	36.7
Revenue Adjustments (1)
Investment management fees	(175.9)	(204.6)	(203.8)
Service and distribution fees	(228.5)	(256.6)	(201.8)
Other	(39.6)	(53.9)	(46.2)
Total Revenue Adjustments	(444.0)	(515.1)	(451.8)
CIP	10.5	8.9	7.2
Net revenues	$1,034.3	$1,145.8	$1,031.5

Reconciliation of Operating income to Adjusted operating income:

in millions	Q2-20	Q1-20	Q2-19
Operating income, U.S. GAAP basis	$117.1	$317.0	$18.3
Invesco Great Wall	25.6	32.1	19.2
CIP	12.0	25.9	12.6
Transaction, integration, and restructuring	71.7	75.5	304.9
Compensation expense related to market valuation changes in deferred compensation plans	28.0	(37.8)	8.4
Fund rebalancing correction (2)	105.3	—	—
Adjusted operating income	$359.7	$412.7	$363.4

Operating margin (3)	8.3%	19.8%	1.3%
Adjusted operating margin (4)	34.8%	36.0%	35.2%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

in millions	Q2-20	Q1-20		Q2-19
Net income attributable to Invesco Ltd., U.S. GAAP basis	$40.5	$81.5		$40.1
CIP	0.1	0.1		(1.6)
Transaction, integration, and restructuring, net of tax	64.7	67.4		243.5
Deferred compensation plan market valuation changes and dividend income less compensation expense, net of tax	(22.6)	22.6		(1.3)
Fund rebalancing correction, net of tax (2)	80.0	—	—	—
Foreign exchange hedge, net of tax	(0.1)	(0.8)		0.1
Acquisition-related contingent consideration, net of tax	(2.9)	(6.5)		(0.4)
Release of uncertain tax position (5)	—	(9.0)		—
Adjusted net income attributable to Invesco Ltd. (6)	$159.7	$155.3		$280.4

Average common shares outstanding - diluted	463.1	458.9		433.8
Diluted EPS	$0.09	$0.18		$0.09
Adjusted diluted EPS (7)	$0.35	$0.34		$0.65

Reconciliation of Operating expenses to Adjusted operating expenses:

in millions	Q2-20	Q1-20	Q2-19
Operating expenses, U.S. GAAP basis	$1,301.9	$1,281.9	$1,421.1
Invesco Great Wall	23.2	21.0	17.5
Third party distribution, service and advisory expenses	(444.0)	(515.1)	(451.8)
CIP	(1.5)	(17.0)	(5.4)
Transaction, integration, and restructuring	(71.7)	(75.5)	(304.9)
Compensation expense related to market valuation changes in deferred compensation plans	(28.0)	37.8	(8.4)
Fund rebalancing correction (2)	$(105.3)	$—	$—
Adjusted operating expenses	$674.6	$733.1	$668.1

Employee compensation, U.S. GAAP basis	$454.6	$421.9	$421.9
Invesco Great Wall	17.5	15.1	12.3
Compensation expense related to market valuation changes in deferred compensation plans	(28.0)	37.8	(8.4)
Adjusted employee compensation	$444.1	$474.8	$425.8

Marketing, U.S. GAAP basis	$14.4	$32.7	$33.4
Invesco Great Wall	2.2	2.3	1.8
Adjusted marketing	$16.6	$35.0	$35.2

Property, office and technology, U.S. GAAP basis	$128.3	$130.4	$114.9
Invesco Great Wall	2.3	2.2	2.2
Adjusted property, office and technology	$130.6	$132.6	$117.1

General and administrative, U.S. GAAP basis	$188.9	$106.3	$94.2
Invesco Great Wall	1.2	1.4	1.2
CIP	(1.5)	(17.0)	(5.4)
Fund rebalancing correction (2)	(105.3)	—	—
Adjusted general and administrative	$83.3	$90.7	$90.0

Transaction, integration, and restructuring, U.S. GAAP basis	$71.7	$75.5	$304.9
Transaction, integration, and restructuring	(71.7)	(75.5)	(304.9)
Adjusted transaction, integration, and restructuring	$—	$—	$—

(1) In the fourth quarter of 2019, the company changed its presentation of the reconciliation between operating revenues and net revenues. All periods have been conformed to the new presentation. Neither operating revenues nor net revenues totals have changed for any historic periods.

Management believes that adjustments to investment management fees, service and distribution fees and other revenues from operating revenues appropriately reflect these revenues as being passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. Further, these adjustments vary extensively by geography due to the differences in distribution channels. The net revenue presentation assists in identifying the revenue contribution generated by the business, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period. This financial measure is an indicator of the basis point net revenues we receive for each dollar of AUM we manage and is useful when evaluating the company’s performance relative to industry competitors and within the company for capital allocation purposes.

Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other is primarily adjusted by transaction fees passed through to third parties. While the terms used for these types of adjustments vary by geography, they are all costs that are closely linked to the value of AUM and the revenue earned by Invesco from AUM. Since the company has been deemed to be the principal in the third-party arrangements, the company must reflect these adjustments as expenses gross of operating revenues under U.S. GAAP in third-party expenses on the consolidated statements of income.

(2)
The company recorded a charge of $105.3 million in the second quarter of 2020 due to a previously disclosed S&P 500 equal weight funds rebalancing correction. Due to the unique character and magnitude of this item, it has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures.

(3)	Operating margin is equal to operating income divided by operating revenues.
(4) Adjusted operating margin is equal to adjusted operating income divided by net revenues.
(5) Represents a one-time, non-cash benefit to income tax expense as a result of the release of an uncertain tax position in the first quarter of 2020. Both the establishment and the reversal of the uncertain tax position were removed from non-GAAP results in the respective periods.

(6)	The effective tax rate on adjusted net income attributable to Invesco Ltd. is 24.4% (first quarter: 27.9%; second quarter 2019: 21.8%).
(7) Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding. There is no difference between the calculated earnings per common share amounts presented above and the calculated earnings per common share amounts under the two class method.

Invesco Ltd.
Quarterly Assets Under Management

in billions	Q2-20		Q1-20		% Change	Q2-19
Beginning Assets	$1,053.4		$1,226.2		(14.1)%	$954.8
Long-term inflows	62.7		84.7		(26.0)%	54.4
Long-term outflows	(76.9)		(103.8)		(25.9)%	(58.3)
Long-term net flows	(14.2)		(19.1)		(25.7)%	(3.9)
Net flows in non-management fee earning AUM(a)	(8.7)		(9.3)		(6.5)%	3.7
Net flows in institutional money market funds	(6.6)		26.3		N/A	(4.3)
Total net flows	(29.5)		(2.1)		1,304.8%	(4.5)
Reinvested distributions	1.8		1.1		63.6%	2.0
Market gains and losses	117.7		(162.7)		N/A	21.5
Acquisitions (g)	—		—		N/A	224.4
Foreign currency translation	1.8		(9.1)		N/A	(0.4)
Ending Assets	$1,145.2		$1,053.4		8.7%	$1,197.8

Ending long-term AUM	$909.3		$829.1		9.7%	$988.1
Average long-term AUM	$879.3		$955.2		(7.9)%	$849.0
Average AUM	$1,118.7		$1,176.3		(4.9)%	$1,055.9

Gross revenue yield on AUM(b)	52.9	bps	56.4	bps		56.4	bps
Gross revenue yield on AUM before performance fees(b)	52.7	bps	56.3	bps		55.8	bps
Net revenue yield on AUM(c)	37.0	bps	39.0	bps		39.1	bps
Net revenue yield on AUM before performance fees(c)	36.8	bps	38.7	bps		38.5	bps

in billions	Total AUM	Active(f)	Passive(f)
March 31, 2020	$1,053.4	$807.3	$246.1
Long-term inflows	62.7	42.3	20.4
Long-term outflows	(76.9)	(55.7)	(21.2)
Long-term net flows	(14.2)	(13.4)	(0.8)
Net flows in non-management fee earning AUM(a)	(8.7)	—	(8.7)
Net flows in institutional money market funds	(6.6)	(6.6)	—
Total net flows	(29.5)	(20.0)	(9.5)
Reinvested distributions	1.8	1.8	—
Market gains and losses	117.7	72.8	44.9
Foreign currency translation	1.8	1.6	0.2
June 30, 2020	$1,145.2	$863.5	$281.7

Average AUM	$1,118.7	$848.8	$269.9
Gross revenue yield on AUM(b)	52.9bps	63.6bps	20.9bps
Net revenue yield on AUM(c)	37.0bps	44.9bps	12.1bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2020	$1,053.4	$702.5	$350.9
Long-term inflows	62.7	47.4	15.3
Long-term outflows	(76.9)	(62.0)	(14.9)
Long-term net flows	(14.2)	(14.6)	0.4
Net flows in non-management fee earning AUM(a)	(8.7)	(2.9)	(5.8)
Net flows in institutional money market funds	(6.6)	(2.3)	(4.3)
Total net flows	(29.5)	(19.8)	(9.7)
Reinvested distributions	1.8	1.7	0.1
Market gains and losses	117.7	103.0	14.7
Foreign currency translation	1.8	1.0	0.8
June 30, 2020	$1,145.2	$788.4	$356.8

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
March 31, 2020	$1,053.4	$459.4	$259.8	$54.5	$117.5	$162.2
Long-term inflows	62.7	25.1	23.0	4.6	—	10.0
Long-term outflows	(76.9)	(42.5)	(17.0)	(5.4)	—	(12.0)
Long-term net flows	(14.2)	(17.4)	6.0	(0.8)	—	(2.0)
Net flows in non-management fee earning AUM(a)	(8.7)	5.9	(14.6)	—	—	—
Net flows in institutional money market funds	(6.6)	—	—	—	(6.6)	—
Total net flows	(29.5)	(11.5)	(8.6)	(0.8)	(6.6)	(2.0)
Reinvested distributions	1.8	0.7	0.5	0.2	—	0.4
Market gains and losses	117.7	95.5	8.7	6.7	0.6	6.2
Foreign currency translation	1.8	0.8	0.3	0.3	—	0.4
June 30, 2020	$1,145.2	$544.9	$260.7	$60.9	$111.5	$167.2

Average AUM	$1,118.7	$514.3	$259.2	$58.4	$120.2	$166.6

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
March 31, 2020	$1,053.4	$756.8	$53.9	$122.1	$120.6
Long-term inflows	62.7	37.2	1.3	13.2	11.0
Long-term outflows	(76.9)	(52.1)	(4.4)	(11.4)	(9.0)
Long-term net flows	(14.2)	(14.9)	(3.1)	1.8	2.0
Net flows in non-management fee earning AUM(a)	(8.7)	(0.6)	—	(8.3)	0.2
Net flows in institutional money market funds	(6.6)	(4.1)	—	0.1	(2.6)
Total net flows	(29.5)	(19.6)	(3.1)	(6.4)	(0.4)
Reinvested distributions	1.8	1.8	—	—	—
Market gains and losses	117.7	89.9	4.5	14.6	8.7
Foreign currency translation	1.8	0.9	(0.2)	0.6	0.5
June 30, 2020	$1,145.2	$829.8	$55.1	$130.9	$129.4

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f)

in billions	Q2-20		Q1-20		% Change	Q2-19
Beginning Assets	$246.1		$297.0		(17.1)%	$250.5
Long-term inflows	20.4		30.0		(32.0)%	20.1
Long-term outflows	(21.2)		(28.5)		(25.6)%	(15.5)
Long-term net flows	(0.8)		1.5		NA	4.6
Net flows in non-management fee earning AUM(a)	(8.7)		(9.3)		(6.5)%	3.7
Net flows in institutional money market funds	—		—		N/A	—
Total net flows	(9.5)		(7.8)		21.8%	8.3
Market gains and losses	44.9		(42.7)		N/A	6.8
Acquisitions(g)	—		—		N/A	4.5
Foreign currency translation	0.2		(0.4)		N/A	0.1
Ending Assets	$281.7		$246.1		14.5%	$270.2

Average long-term AUM	$150.6		$162.4		(7.3)%	$148.9
Average AUM	$269.9		$287.0		(6.0)%	$260.0

Gross revenue yield on AUM(b)	20.9	bps	22.8	bps		23.6	bps
Gross revenue yield on AUM before performance fees(b)	20.9	bps	22.8	bps		23.6	bps
Net revenue yield on AUM(c)	12.1	bps	13.3	bps		13.9	bps
Net revenue yield on AUM before performance fees(c)	12.1	bps	13.3	bps		13.9	bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2020	$246.1	$230.8	$15.3
Long-term inflows	20.4	20.0	0.4
Long-term outflows	(21.2)	(20.9)	(0.3)
Long-term net flows	(0.8)	(0.9)	0.1
Net flows in non-management fee earning AUM(a)	(8.7)	(2.9)	(5.8)
Net flows in institutional money market funds	—	—	—
Total net flows	(9.5)	(3.8)	(5.7)
Market gains and losses	44.9	43.2	1.7
Foreign currency translation	0.2	0.2	—
June 30, 2020	$281.7	$270.4	$11.3

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market(e)	Alternatives(d)
March 31, 2020	$246.1	$182.8	$43.2	$0.7	$—	$19.4
Long-term inflows	20.4	12.4	3.3	—	—	4.7
Long-term outflows	(21.2)	(15.1)	(2.4)	—	—	(3.7)
Long-term net flows	(0.8)	(2.7)	0.9	—	—	1.0
Net flows in non-management fee earning AUM(a)	(8.7)	5.9	(14.6)	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(9.5)	3.2	(13.7)	—	—	1.0
Market gains and losses	44.9	42.2	1.0	0.1	—	1.6
Foreign currency translation	0.2	0.1	0.1	—	—	—
June 30, 2020	$281.7	$228.3	$30.6	$0.8	$—	$22.0

Average AUM	$269.9	$210.9	$37.0	$0.7	$—	$21.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
March 31, 2020	$246.1	$194.9	$0.6	$45.8	$4.8
Long-term inflows	20.4	12.0	0.1	7.7	0.6
Long-term outflows	(21.2)	(14.5)	(0.2)	(6.1)	(0.4)
Long-term net flows	(0.8)	(2.5)	(0.1)	1.6	0.2
Net flows in non-management fee earning AUM(a)	(8.7)	(0.6)	—	(8.3)	0.2
Net flows in institutional money market funds	—	—	—	—	—
Total net flows	(9.5)	(3.1)	(0.1)	(6.7)	0.4
Market gains and losses	44.9	37.2	0.1	6.7	0.9
Foreign currency translation	0.2	—	—	0.2	—
June 30, 2020	$281.7	$229.0	$0.6	$46.0	$6.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to Date Assets Under Management

in billions	June 30, 2020		June 30, 2019		% Change
Beginning Assets	$1,226.2		$888.2		38.1%
Long-term inflows	147.4		108.2		36.2%
Long-term outflows	(180.7)		(117.5)		53.8%
Long-term net flows	(33.3)		(9.3)		258.1%
Net flows in non-management fee earning AUM(a)	(18.0)		5.8		N/A
Net flows in institutional money market funds	19.7		2.5		688.0%
Total net flows	(31.6)		(1.0)		3,060.0%
Reinvested distributions	2.9		2.7		7.4%
Market gains and losses	(45.0)		82.4		N/A
Acquisitions (g)	—		224.4		N/A
Foreign currency translation	(7.3)		1.1		N/A
Ending Assets	$1,145.2		$1,197.8		(4.4)%

Average long-term AUM	$917.2		$792.8		15.7%
Average AUM	$1,147.5		$994.4		15.4%

Gross revenue yield on AUM(b)	54.7	bps	55.2	bps
Gross revenue yield on AUM before performance fees(b)	54.6	bps	54.5	bps
Net revenue yield on AUM(c)	38.0	bps	38.6	bps
Net revenue yield on AUM before performance fees(c)	37.7	bps	37.8	bps

in billions	Total AUM	Active(f)	Passive(f)
December 31, 2019	$1,226.2	$929.2	$297.0
Long-term inflows	147.4	97.0	50.4
Long-term outflows	(180.7)	(131.0)	(49.7)
Long-term net flows	(33.3)	(34.0)	0.7
Net flows in non-management fee earning AUM(a)	(18.0)	—	(18.0)
Net flows in institutional money market funds	19.7	19.7	—
Total net flows	(31.6)	(14.3)	(17.3)
Reinvested distributions	2.9	2.9	—
Market gains and losses	(45.0)	(47.2)	2.2
Foreign currency translation	(7.3)	(7.1)	(0.2)
June 30, 2020	$1,145.2	$863.5	$281.7

Average AUM	$1,147.5	$869.0	$278.5
Gross revenue yield on AUM(b)	54.7bps	65.8bps	21.9bps
Net revenue yield on AUM(c)	38.0bps	46.1bps	12.7bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2019	$1,226.2	$878.2	$348.0
Long-term inflows	147.4	105.2	42.2
Long-term outflows	(180.7)	(150.1)	(30.6)
Long-term net flows	(33.3)	(44.9)	11.6
Net flows in non-management fee earning AUM(a)	(18.0)	0.8	(18.8)
Net flows in institutional money market funds	19.7	2.6	17.1
Total net flows	(31.6)	(41.5)	9.9
Reinvested distributions	2.9	2.8	0.1
Market gains and losses	(45.0)	(46.3)	1.3
Foreign currency translation	(7.3)	(4.8)	(2.5)
June 30, 2020	$1,145.2	$788.4	$356.8

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
December 31, 2019	$1,226.2	$598.8	$283.5	$67.3	$91.4	$185.2
Long-term inflows	147.4	61.0	51.8	11.2	—	23.4
Long-term outflows	(180.7)	(94.8)	(42.7)	(13.7)	—	(29.5)
Long-term net flows	(33.3)	(33.8)	9.1	(2.5)	—	(6.1)
Net flows in non-management fee earning AUM(a)	(18.0)	10.6	(28.6)	—	—	—
Net flows in institutional money market funds	19.7	—	—	—	19.7	—
Total net flows	(31.6)	(23.2)	(19.5)	(2.5)	19.7	(6.1)
Reinvested distributions	2.9	1.0	0.9	0.3	—	0.7
Market gains and losses	(45.0)	(28.4)	(3.1)	(3.2)	1.1	(11.4)
Foreign currency translation	(7.3)	(3.3)	(1.1)	(1.0)	(0.7)	(1.2)
June 30, 2020	$1,145.2	$544.9	$260.7	$60.9	$111.5	$167.2

Average AUM	$1,147.5	$535.2	$270.6	$60.9	$108.4	$172.4

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
December 31, 2019	$1,226.2	$879.5	$74.4	$143.7	$128.6
Long-term inflows	147.4	91.8	3.2	29.8	22.6
Long-term outflows	(180.7)	(120.1)	(11.0)	(29.2)	(20.4)
Long-term net flows	(33.3)	(28.3)	(7.8)	0.6	2.2
Net flows in non-management fee earning AUM(a)	(18.0)	(8.8)	(0.1)	(9.6)	0.5
Net flows in institutional money market funds	19.7	19.2	0.1	0.2	0.2
Total net flows	(31.6)	(17.9)	(7.8)	(8.8)	2.9
Reinvested distributions	2.9	2.8	—	—	0.1
Market gains and losses	(45.0)	(33.4)	(7.2)	(3.1)	(1.3)
Foreign currency translation	(7.3)	(1.2)	(4.3)	(0.9)	(0.9)
June 30, 2020	$1,145.2	$829.8	$55.1	$130.9	$129.4

Invesco Ltd.
Year-to Date Assets Under Management - Passive(f)

in billions	June 30, 2020		June 30, 2019		% Change
Beginning Assets	$297.0		$221.0		34.4%
Long-term inflows	50.4		40.2		25.4%
Long-term outflows	(49.7)		(31.7)		56.8%
Long-term net flows	0.7		8.5		(91.8)%
Net flows in non-management fee earning AUM(a)	(18.0)		5.8		N/A
Net flows in institutional money market funds	—		—		N/A
Total net flows	(17.3)		14.3		N/A
Market gains and losses	2.2		30.4		(92.8)%
Acquisitions(g)	—		4.5		N/A
Foreign currency translation	(0.2)		—		N/A
Ending Assets	$281.7		$270.2		4.3%

Average long-term AUM	$156.5		$142.8		9.6%
Average AUM	$278.5		$249.0		11.8%

Gross revenue yield on AUM(b)	21.9	bps	24.2	bps
Gross revenue yield on AUM before performance fees(b)	21.9	bps	24.2	bps
Net revenue yield on AUM(c)	12.7	bps	14.2	bps
Net revenue yield on AUM before performance fees(c)	12.7	bps	14.2	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2019	$297.0	$275.8	$21.2
Long-term inflows	50.4	42.9	7.5
Long-term outflows	(49.7)	(49.3)	(0.4)
Long-term net flows	0.7	(6.4)	7.1
Net flows in non-management fee earning AUM(a)	(18.0)	0.8	(18.8)
Net flows in institutional money market funds	—	—	—
Total net flows	(17.3)	(5.6)	(11.7)
Market gains and losses	2.2	0.4	1.8
Foreign currency translation	(0.2)	(0.2)	—
June 30, 2020	$281.7	$270.4	$11.3

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market(e)	Alternatives(d)
December 31, 2019	$297.0	$217.1	$58.9	$0.9	$—	$20.1
Long-term inflows	50.4	32.5	6.8	—	—	11.1
Long-term outflows	(49.7)	(35.0)	(5.6)	—	—	(9.1)
Long-term net flows	0.7	(2.5)	1.2	—	—	2.0
Net flows in non-management fee earning AUM(a)	(18.0)	10.6	(28.6)	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(17.3)	8.1	(27.4)	—	—	2.0
Market gains and losses	2.2	3.2	(0.8)	(0.1)	—	(0.1)
Foreign currency translation	(0.2)	(0.1)	(0.1)	—	—	—
June 30, 2020	$281.7	$228.3	$30.6	$0.8	$—	$22.0

Average AUM	$278.5	$210.2	$46.8	$0.8	$—	$20.7

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
December 31, 2019	$297.0	$240.0	$0.7	$51.4	$4.9
Long-term inflows	50.4	30.5	0.4	18.3	1.2
Long-term outflows	(49.7)	(34.2)	(0.4)	(14.3)	(0.8)
Long-term net flows	0.7	(3.7)	—	4.0	0.4
Net flows in non-management fee earning AUM(a)	(18.0)	(8.8)	(0.1)	(9.6)	0.5
Net flows in institutional money market funds	—	—	—	—	—
Total net flows	(17.3)	(12.5)	(0.1)	(5.6)	0.9
Market gains and losses	2.2	1.6	—	0.3	0.3
Foreign currency translation	(0.2)	(0.1)	—	(0.1)	—
June 30, 2020	$281.7	$229.0	$0.6	$46.0	$6.1

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)     Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding Invesco Great Wall AUM. The average AUM for Invesco Great Wall in the three and six months ended June 30, 2020 was $45.1 billion and $44.2 billion (March 31, 2020: $43.3 billion and three and six months ended June 30, 2019: $35.2 billion and $33.3 billion)

It is appropriate to exclude the average AUM of Invesco Great Wall for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of Invesco Great Wall is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.
(c)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 7 through 10 of this release for a reconciliation of operating revenues to net revenues.
(d)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(e)    Long-term AUM excludes institutional money market and non-management fee earning AUM. Ending AUM as of June 30, 2020 includes $111.5 billion in institutional money market AUM and $124.4 billion in non-management fee earning AUM (March 31, 2020: $117.5 billion and $106.8 billion, respectively; June 30, 2019: $95.7 billion and $114.0 billion, respectively).
(f)    Passive AUM include index-based ETFs, unit investment trusts (UITs), non-fee earning leverage, foreign exchange overlays and other passive mandates. Active AUM is total AUM less Passive AUM.
(g)    The acquisition of OppenheimerFunds business on May 24, 2019 added $224.4 billion in AUM at that date.

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM Ahead of Benchmark				% of AUM In Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (4%)	16%	12%	10%	14%	25%	21%	21%	67%
U.S. Growth (6%)	86%	51%	51%	43%	100%	51%	33%	51%
U.S. Value (7%)	47%	47%	47%	11%	—%	—%	—%	—%
Sector (1%)	46%	95%	71%	94%	52%	52%	51%	52%
UK (1%)	26%	14%	15%	41%	16%	18%	18%	22%
Canadian (0%)	—%	—%	—%	11%	—%	—%	—%	10%
Asian (3%)	60%	70%	97%	97%	49%	59%	88%	86%
Continental European (2%)	6%	5%	40%	73%	4%	2%	5%	51%
Global (7%)	73%	66%	73%	84%	29%	36%	37%	44%
Global Ex U.S. and Emerging Markets (13%)	88%	88%	89%	99%	88%	70%	68%	87%
Fixed Income (1)
Money Market (18%)	83%	98%	99%	99%	81%	81%	82%	97%
U.S. Fixed Income (11%)	42%	69%	78%	95%	44%	41%	79%	94%
Global Fixed Income (6%)	61%	55%	61%	82%	43%	33%	60%	61%
Stable Value (6%)	100%	100%	100%	100%	97%	100%	100%	100%
Other (1)
Alternatives (8%)	34%	32%	52%	37%	19%	37%	49%	50%
Balanced (7%)	72%	73%	74%	51%	30%	42%	45%	52%

Note:
Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. AUM measured in the one, three, five and ten year quartile rankings represents 56%, 55%, 54% and 49% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 67%, 66%, 63% and 56% of total Invesco AUM as of 6/30/20. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)	Numbers in parenthesis reflect percentage of Total Ranked AUM. Total Ranked AUM is $622.0 billion for the second quarter.

Invesco Ltd.
Supplemental Information(1)

	For the Six months ended June 30, 2020			For the Six months ended June 30, 2019
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,701.2	$652.2	$1,049.0	$1,805.4	$657.7	$1,147.7
Cash flows from operating activities	260.9	(7.8)	268.7	347.4	(77.9)	425.3
Cash flows from investing activities	(743.0)	(687.5)	(55.5)	(534.3)	(842.9)	308.6
Cash flows from financing activities	71.3	318.1	(246.8)	(176.0)	510.7	(686.7)
Increase/(decrease) in cash and cash equivalents	(410.8)	(377.2)	(33.6)	(362.9)	(410.1)	47.2
Foreign exchange movement on cash and cash equivalents	(28.4)	(0.1)	(28.3)	0.4	(4.1)	4.5
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	9.2	9.2	—	(7.6)	(7.6)	—
Invesco and CIP cash and cash equivalents, end of the period	$1,271.2	$284.1	$987.1	$1,435.3	$235.9	$1,199.4

(1)
These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

Invesco Ltd.
Supplemental Information(1)

	As of June 30, 2020				As of December 31, 2019
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$987.1	$—	$—	$987.1	$1,049.0	—	—	$1,049.0
Unsettled fund receivables	129.2	—	—	129.2	162.7	—	—	162.7
Investments	709.1	(452.1)	—	1,161.2	829.5	(640.2)	—	1,469.7
Investments and other assets of CIP	7,642.2	7,642.2	—	—	7,980.9	7,980.9	—	—
Cash and cash equivalents of CIP	284.1	284.1	—	—	652.2	652.2	—	—
Assets held for policyholders	8,020.9	—	8,020.9	—	10,835.6	—	10,835.6	—
Goodwill and intangible assets, net	15,931.4	—	—	15,931.4	15,867.7	—	—	15,867.7
Other assets (2)	1,875.1	(5.9)	—	1,881.0	2,042.7	(5.6)	—	2,048.3
Total assets	35,579.1	7,468.3	8,020.9	20,089.9	39,420.3	7,987.3	10,835.6	20,597.4
LIABILITIES
Debt of CIP	6,247.6	6,247.6	—	—	6,234.6	6,234.6	—	—
Other liabilities of CIP	653.2	653.2	—	—	949.6	949.6	—	—
Policyholder payables	8,020.9	—	8,020.9	—	10,835.6	—	10,835.6	—
Unsettled fund payables	118.1	—	—	118.1	154.2	—	—	154.2
Long-term debt	2,407.0	—	—	2,407.0	2,080.3	—	—	2,080.3
Other liabilities (3)	3,961.8	—	—	3,961.8	4,464.2	(35.2)	—	4,499.4
Total liabilities	21,408.6	6,900.8	8,020.9	6,486.9	24,718.5	7,149.0	10,835.6	6,733.9
EQUITY
Total equity attributable to Invesco Ltd.	13,602.0	(0.1)	—	13,602.1	13,862.5	(0.1)	—	13,862.6
Noncontrolling interests (4)	568.5	567.6	—	0.9	839.3	838.4	—	0.9
Total equity	14,170.5	567.5	—	13,603.0	14,701.8	838.3	—	13,863.5
Total liabilities and equity	$35,579.1	$7,468.3	$8,020.9	$20,089.9	$39,420.3	$7,987.3	$10,835.6	$20,597.4

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.
(2) Amounts include accounts receivable, prepaid assets, property, equipment and software, right-of-use asset, and other assets.
(3) Amounts include accrued compensation and benefits, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.
(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.